Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

January 18, 2011

BankUnited, Inc.

14817 Oak Lane

Miami Lakes, Florida 33016

Re:                               BankUnited, Inc.

Registration Statement on Form S-1

(File No. 333-170203)

Ladies and Gentlemen:

We have acted as special counsel to BankUnited, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of up to 4,000,000 (the “Primary Shares”) and the sale by the selling stockholders (the “Selling Stockholders”) named in the Underwriting Agreement (defined below), of up to 26,187,500 shares (including 3,937,500 shares subject to an over-allotment option) (the “Secondary Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement on Form S-1 (File No. 333-170203) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) under the Act; (b) Pre-Effective Amendments No. 1 through No. 3 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), the Selling Stockholders and the Company filed as Exhibit 1.1 to Registration Statement; (d) a specimen certificate evidencing the Common Stock in the form of Exhibit 4.1 to the Registration Statement; (e) the Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Charter”); (f) the By-Laws of the Company, as amended to date and currently in effect (the “By-Laws”); (g) the form of the Amended and Restated Certificate of Incorporation (the “New Charter”) of the Company, to be effective upon consummation of the IPO and filed as an exhibit to the Registration Statement; (h) the form of Amended and Restated By-Laws of the Company, to be effective upon consummation of the IPO and filed as an exhibit to the Registration Statement; (i) certain resolutions of the Board of Directors of the Company relating to the reorganization transactions described in the Registration Statement pursuant to which the Secondary Shares will be issued to the Selling Stockholders preceding the IPO, the issuance of the Primary Shares, the New Charter and related matters; and (j) certain resolutions of the sole stockholder of the Company relating to the New Charter.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate laws (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinions herein stated.

Based upon and subject to the foregoing, we are of the opinion that:

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1.               When (i) the Registration Statement becomes effective under the Act; (ii) a duly appointed committee of the Board of Directors of the Company determines the price per share of the Primary Shares; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement at a price per share approved by the Company’s Board of Directors or a duly authorized committee thereof, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

2.               The issuance and sale of the Secondary Shares have been duly authorized, and, when the reorganization transactions are consummated as contemplated by the Registration Statement, the Secondary Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP